SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2007

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 19, 2007, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing first quarter 2007 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 2.02 by reference. The press release contains forward-looking statements regarding the Company.

To supplement our consolidated financial results as determined by generally accepted accounting principles (GAAP), the press release also discloses certain non-GAAP financial measures which management believes provides useful information to investors. The reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in the “Reconcilation of Non-GAAP Financial Measures” section of the press release.

As previously announced in the Company’s press release dated March 23, 2007, on April 19, 2007, the Company will discuss its first quarter 2007 results, as well as the Company’s strategy and future outlook, in a teleconference with analysts and investors. The Company will host a live webcast of this conference call at 8:45 a.m. Eastern Time from the Investor Relations page of the Company’s web site (www.unitedhealthgroup.com). The webcast replay will be available on the same site for one week following the live call. A copy of the teleconference script will also be available on the same site until the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated April 19, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 19, 2007